Exhibit 99.2

DIGITAL REALTY ANNOUNCES COMMON STOCK OFFERING

SAN FRANCISCO, CA – September 24, 2018 – Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today it has commenced an underwritten registered public offering of 8,500,000 shares of its common stock in connection with the forward sales agreements described below.

BofA Merrill Lynch and Citigroup are the joint book-running managers for the offering.

The company expects to enter into forward sale agreements with Bank of America, N.A. and Citibank, N.A., (the “forward purchasers”) with respect to 8,500,000 shares of its common stock (or an aggregate of 9,775,000 shares of its common stock if the underwriters exercise their option to purchase additional shares in full as described below). In connection with the forward sale agreements, the forward purchasers or their affiliates (the “forward sellers”) are expected to borrow and sell to the underwriters an aggregate of 8,500,000 shares of the common stock that will be delivered in this offering (or an aggregate of 9,775,000 shares of the common stock if the underwriters exercise their option to purchase additional shares in full as described below). The company intends (subject to its right to elect cash or net share settlement subject to certain conditions) to deliver, upon physical settlement of such forward sale agreements on one or more dates specified by the company occurring no later than September 27, 2019, an aggregate of 8,500,000 shares of its common stock (or an aggregate of 9,775,000 shares of its common stock if the underwriters exercise their option to purchase additional shares in full as described below) to the forward purchasers in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the public offering price, less underwriting discounts and commissions, subject to certain adjustments as provided in the forward sale agreements.

The forward sellers also expect to grant the underwriters a 30-day option to purchase up to an additional 1,275,000 shares of the company’s common stock. Upon any exercise of such option, the number of shares of the company’s common stock underlying each forward sale agreement will be increased by the number of shares sold by the applicable forward seller in respect of such option exercise.

The company will not initially receive any proceeds from the sale of shares of its common stock by the forward sellers. The company intends to contribute the net proceeds, if any, it receives upon the future settlement of the forward sale agreements to its operating partnership, which intends to subsequently use a portion of such net proceeds to fund its portion of the previously-announced pending acquisition of Ascenty. The operating partnership intends to use the balance of such net proceeds, if any, to repay outstanding indebtedness under its global revolving credit facility, and for general corporate purposes.

Selling common stock through the forward sale agreements enables the company to set the price of such shares upon pricing the offering (subject to certain adjustments), while delaying the issuance of the shares and the receipt of the net proceeds by the company until the expected closing of the pending acquisition.

The offering is being made pursuant to an effective shelf registration statement (containing a prospectus) filed with the Securities & Exchange Commission. A preliminary prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. A copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting BofA Merrill Lynch / Attn: Prospectus Department / NC1-004-03-43 / 200 North College Street, 3rd Floor / Charlotte, NC 28255-0001, via phone at (800) 294-1322 or via email at: dg.prospectus_requests@baml.com; or Citigroup, c/o Broadridge Financial Solutions / 1155 Long Island Avenue / Edgewood, NY 11717 or via phone at (800) 831-9146.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction.

For Additional Information

Andrew P. Power

Chief Financial Officer

Digital Realty

(415) 738-6500

Investor Relations

John J. Stewart / Maria S. Lukens

Senior Vice President

Investor Relations

Digital Realty

(415) 738-6500

Media Inquiries

John Christiansen / Scott Lindlaw / Lindsay Andrews

Sard Verbinnen & Co.

(415) 618-8750

About Digital Realty

Digital Realty supports the data center, colocation and interconnection strategies of more than 2,300 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty’s clients include domestic and international companies of all sizes, ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare and consumer products. https://www.digitalrealty.com/

Safe Harbor Statements:

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the acquisition of Ascenty, completion and timing of the offering, the expected physical settlement of the forward sale agreements, and use of proceeds. These risks and uncertainties include, among others, the following: reduced demand for data centers or decreases in information technology spending; decreased rental rates, increased operating costs or increased vacancy rates; increased competition or available supply of data center space; the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services; our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers; breaches of our obligations or restrictions under our contracts with our customers; our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties; the impact of current global and local economic, credit and market conditions; our inability to retain data center space that we lease or sublease from third parties; difficulty acquiring or operating properties in foreign jurisdictions; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions; our failure to successfully integrate and operate acquired or developed properties or businesses, including the portfolio of data center assets from Ascenty; difficulties in identifying properties to acquire and completing acquisitions, including our acquisition of Ascenty; risks related to joint venture investments, including as a result of our lack of control of such investments; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital; financial market fluctuations and changes in foreign currency exchange rates; adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges; our inability to manage our growth effectively; losses in excess of our insurance coverage; environmental liabilities and risks related to natural disasters; our inability to comply with rules and regulations applicable to our company; our failure to maintain our status as a REIT for federal income tax purposes; our operating partnership’s failure to qualify as a partnership for federal income tax purposes; restrictions on our ability to engage in certain business activities; and changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the company with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.